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                                                                   EXHIBIT 10.8


                                     FORM OF
                            NCR MANAGEMENT STOCK PLAN
                        ADOPTED EFFECTIVE JANUARY 1, 1997

                                    ARTICLE 1
                                     PURPOSE

         The purposes of the NCR Management Stock Plan (the "Plan") are to encourage selected key employees of NCR Corporation (the "Company") and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of share owners, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

                                    ARTICLE 2
                                   DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

         2.1 "AFFILIATE" means (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee. For purposes of this Article 2.1, "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

         2.2 "AWARD" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, Dividend Equivalent, Other Stock Unit Award, or any other right, interest, or option relating to Shares or other securities of the Company granted pursuant to the provisions of the Plan.

         2.3 "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.

         2.4 "BOARD" means the Board of Directors of the Company.

         2.5 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.



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         2.6 "COMMITTEE" means the Compensation Committee of the Board, composed of no fewer than three directors, each of whom is a Non-Employee Director and an "outside director" within the meaning of Section 162(m) of the Code.

         2.7 "COMPANY" means NCR Corporation, a Maryland corporation.

         2.8 "DIVIDEND EQUIVALENT" means any right granted pursuant to Article 13.8, Deferrals.

         2.9 "EFFECTIVE DATE" means January 1, 1997.

         2.10 "EMPLOYEE" means any employee of the Company or of any Affiliate. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

         2.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         2.12 "FAIR MARKET VALUE" means, with respect to any property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

         2.13 "INCENTIVE STOCK OPTION" means an Option granted under Article 6, Stock Options, that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

         2.14 "NON-EMPLOYEE DIRECTOR" means a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3(b)(3), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

         2.15 "NONSTATUTORY STOCK OPTION" means an Option granted under Article 6, Stock Options, that is not intended to be an Incentive Stock Option.

         2.16 "OPTION" means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

         2.17 "OTHER STOCK UNIT AWARD" means any right granted to a Participant by the Committee pursuant to Article 10, Other Stock Unit Awards.

         2.18 "PARTICIPANT" means an Employee who is selected by the Committee to receive an Award under the Plan.






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         2.19 "PERFORMANCE AWARD" means any Award of Performance Shares or
Performance Units pursuant to Article 9, Performance Awards.

         2.20 "PERFORMANCE PERIOD" means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

         2.21 "PERFORMANCE SHARE" means any grant pursuant to Article 9, Performance Awards, of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

         2.22 "PERFORMANCE UNIT" means any grant pursuant to Article 9, Performance Awards, of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

         2.23 "PERSON" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

         2.24 "RESTRICTED STOCK" means any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

         2.25 "RESTRICTED STOCK AWARD" means an award of Restricted Stock under
Article 8, Restricted Stock.


         2.26 "SENIOR MANAGER" means any manager of the Company or any Affiliate holding a position above E band or any future salary grade that is the equivalent thereof.

         2.27 "SHARES" means the shares of common stock, $.01 par value, of the Company and such other securities of the Company as the Committee may from time to time determine.

         2.28 "STOCK APPRECIATION RIGHT" means any right granted to a Participant pursuant to Article 7, Stock Appreciation Rights, to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to



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any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related option, as specified by the Committee in its sole discretion, which, other than in the case of Substitute Awards, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

         2.29 "SUBSTITUTE AWARD" is defined in Article 5.1, Available Shares.

                                    ARTICLE 3
                                  PARTICIPATION

         3.1 PARTICIPATION. Any Employee (excluding any member of the Committee) shall be eligible to be selected as a Participant.

         3.2 PARTICIPATION BY NON-EMPLOYEES. NCR also may permit non-employee directors to be eligible to receive either (or both) discretionary or formula-based Awards under the Plan. The formula may be set forth in a policy or in the Plan.

                                    ARTICLE 4
                                 ADMINISTRATION

         4.1 ADMINISTRATION. The Plan shall be administered by the Committee. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder, and any employee of the Company or of any Affiliate.

         4.2 AUTHORITY OF COMMITTEE. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:

         (a) select the Employees of the Company and its Affiliates to whom Awards may from time to time be granted hereunder;

         (b) determine the type or types of Award to be granted to each Participant hereunder;

         (c) determine the number of Shares to be covered by each Award granted hereunder;





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         (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;

         (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;

         (f) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

         (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan;

         (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

         (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

                                    ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

         5.1 AVAILABLE SHARES. Subject to adjustment as provided in Article 5.3, Adjustments, the total number of Shares available for grant under the Plan for each calendar year shall be ___% of the total outstanding Shares as of the first day of such year for which the Plan is in effect; provided that such number shall be increased in any year by the number of Shares available for grant hereunder in previous years but not covered by Awards granted hereunder in such years; and provided, further, that if any Shares subject to an Award (including a Substitute Award) are forfeited or if any Award (including a Substitute Award) based on Shares is otherwise terminated without issuance of such Shares or other consideration in lieu of such Shares, the Shares subject to such Award shall to the extent of such forfeiture or termination, again be available for awards under the Plan if no Participant shall have received any benefits of ownership in respect thereof; and provided further that no more than _____ million (__________) Shares shall be cumulatively available for the grant of Incentive Stock Options under the Plan; and provided further that no Participant may be granted Awards in any one calendar year with respect to more than ___ million(_______) Shares.

         5.2 SUBSTITUTE AWARDS. In addition, Awards granted or Shares issued by the Company (i) pursuant to the Employee Benefits Agreement between AT&T Corp. and the Company dated __________, 1996, as amended, modified or otherwise supplemented, or (ii) through the assumption of, or in substitution or exchange for, employee benefit awards or the right or obligation to make future employee benefit awards, in connection with the acquisition of another corporation or business entity (clauses (i) and (ii) collectively, the



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"Substitute Awards") shall not reduce the shares available for grants under the
Plan or to a Participant in any calendar year. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         5.3 ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of Shares which may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of Shares subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of Shares subject to, Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion, provided that the number of Shares or other securities subject to any Award shall always be a whole number.

                                    ARTICLE 6
                                  STOCK OPTIONS

         6.1 STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

         (a) OPTION PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that except in the case of an Option pursuant to a Substitute Award, such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the option.

         (b) OPTION PERIOD. The term of each option shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date the Option is granted.

         (c) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option.




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         (d) METHOD OF EXERCISE. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares held for more than six months or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

         (e) INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Article 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

         (f) FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

                                    ARTICLE 7
                            STOCK APPRECIATION RIGHTS

         7.1 STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under
Article 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such option is granted.

         7.2 TERMINATION OF STOCK APPRECIATION RIGHTS. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect

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to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

                                    ARTICLE 8
                                RESTRICTED STOCK

         8.1 ISSUANCE. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

         8.2 REGISTRATION. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

         8.3 FORFEITURE. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company, provided that, except as provided in Article 14, Change in Control, in the event of a Participant's retirement, permanent disability, other termination of employment or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee, shall expire.

                                    ARTICLE 9
                               PERFORMANCE AWARDS

         9.1 PERFORMANCE AWARDS. Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the





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length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Article 14, Change in Control, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of Performance Units made in any one calendar year shall be two million dollars ($2,000,000).

                                   ARTICLE 10
                             OTHER STOCK UNIT AWARDS

         10.1 STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, other securities of the Company, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the Company and its Affiliates to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

         10.2 TERMS AND CONDITIONS. Shares (including securities convertible into Shares) granted under this Article 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law; Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Article 10 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

                                   ARTICLE 11
                         CODE SECTION 162(m) PROVISIONS

         11.1 APPLICABILITY. Notwithstanding any other provision of this Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a covered employee within the meaning of Section 162(m)(3) of the Code, then the Committee may provide that this Article 11 is applicable to such Award.






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         11.2 PERFORMANCE GOALS. If an Award is subject to this Article 11, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend growth), or cost control, of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such Performance Goals also may be based upon the attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

         11.3 NO UPWARD ADJUSTMENTS. Notwithstanding any provision of this Plan, with respect to any Award that is subject to this Article 11, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

         11.4 OTHER RESTRICTIONS. The Committee shall have the power to impose such other restrictions on Awards subject to this Article 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(B) of the Code or any successor thereto.

                                   ARTICLE 12
                           AMENDMENTS AND TERMINATION

         12.1 AMENDMENT OR TERMINATION OF PLAN. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of an optionee or Participant under an Award heretofore granted, without the optionee's or Participant's consent, or that without the approval of the Stockholders would:

         12.2 AMENDMENT OR SUBSTITUTION OF AWARDS. The Committee may amend the terms of any Award heretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. The Committee



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may also substitute new Awards for previously granted Awards, including without limitation previously granted options having higher option prices.

                                   ARTICLE 13
                               GENERAL PROVISIONS

         13.1 NONTRANSFERABILITY. Unless the Committee determines otherwise at the time the Award is granted, no Award, and no Shares subject to Awards described in Article 10, Other Stock Unit Awards, which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

         13.2 TERM OF AWARDS. The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Incentive Stock Option or any Stock Appreciation Right related to any Incentive Stock Option exceed a period of ten (10) years from the date of its grant.

         13.3 EMPLOYEE CLAIMS. No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

         13.4 AGREEMENT REQUIRED. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

         13.5 ADJUSTMENTS. Except as provided in Article 11, Code Section 162(m) Provisions, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any





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defect, supply any omission or reconcile any inconsistency in the Plan or any
Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

         13.6 CANCELLATION OR SUSPENSION. The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee or any one or more Senior Managers or committee of Senior Managers to whom the authority to make such determination is delegated by the Committee.

         13.7 RESTRICTIONS ON CERTIFICATES. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         13.8 DEFERRALS. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

         13.9 NO PAYMENT REQUIRED. Except as otherwise required in any applicable Award Agreement, or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

         13.10 DELEGATION OF AUTHORITY. The Committee may delegate to one or more Senior Managers or a committee of Senior Managers the right to grant Awards to





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Employees who are not officers or directors of the Company and to cancel or suspend Awards to Employees who are not officers or directors of the Company.

         13.11 TAX WITHHOLDING. The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing the Company to retain, Shares.

         13.12 OTHER ARRANGEMENTS. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

         13.13 APPLICABLE LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Ohio and applicable Federal law.

         13.14 SEVERABILITY. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot he construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

         13.15 AWARDS TO FOREIGN NATIONALS AND EXPATRIATES. Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

         13.16 TERM OF THE PLAN. No award shall be granted pursuant to the Plan after 10 years from the Effective Date, but any Award theretofore granted may extend beyond that date.

         13.17 EFFECTIVE DATE. The Plan shall be effective on January 1, 1997.







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
                                   ARTICLE 14
                          CHANGE IN CONTROL PROVISIONS
     14.1 DEFINITIONS

     (a) "CHANGE IN CONTROL" means the happening of any of the following events:

          (i) An acquisition by any individual, entity or group (within the meaning of Article 13(d)(3) or 14(d)(2) to the Exchange Act) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition, directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (iii) below.

          (ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for the purposes of this definition, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board; or

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
          (iii) The approval by the stockholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transactions will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as the their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the Corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

          (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     (b) "CHANGE IN CONTROL PRICE" means the higher of (A) the highest reported sales price, regular way, of a Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which Shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per Share paid in such tender or exchange offer or Corporate



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
Transaction; provided however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of a Share on the date such Incentive Stock Option or Stock Appreciation Right is exercised or deemed exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

     14.2 IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

                   (1) Any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

                   (ii) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant.

                   (iii) All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

                   (iv) The restrictions and deferral limitations and other conditions applicable to any Other Stock Awards or any other Awards shall lapse, and such Other Stock Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

     14.3 CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), if the Committee shall determine at, or at any time after, the time of grant, a Participant holding an option shall have the right, whether or not the option is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the option (the "Spread") multiplied by the number of Shares granted under the Option as to which the right granted under this Section 14.3 shall have been exercised.

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


     14.4 POOLING-OF-INTERESTS. Notwithstanding any other provision of this Plan, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that (after giving effect to any other actions taken to cause such transaction to be eligible for such pooling-of-interests accounting treatment) but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Shares with a Fair Market Value equal to the cash that would otherwise be payable pursuant thereto.


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